Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ING Series Fund, Inc.

We consent to the use of our report dated December 20, 2012, incorporated herein by reference, for ING Global Target Payment Fund, a series of the ING Series Fund, Inc., and to the reference to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts

February 27, 2013